Exhibit 10.7

                          TECHNICAL SERVICES AGREEMENT
                          ----------------------------

THIS  AGREEMENT  is  made  as  of  the  2  day  of  October,  2000

BETWEEN:

               PLANET EARTH MANAGEMENT INC., a corporation duly incorporated pursuant to the laws of Yukon Territory having its principal place of business at 54 Mill Street West, Milverton, Ontario N0K 1M0

               (hereinafter referred to as "PEM")

                                                               OF THE FIRST PART

AND:

               HAMILTON BIO CONVERSION INC., a corporation duly incorporated pursuant to the laws of Province of Ontario and having an office at 2380 Brampton Street, Hamilton, Ontario L8E 5V9

               (hereinafter referred to as "NEWCO")

                                                              OF THE SECOND PART

WHEREAS:
A. NEWCO is the licensee of a certain technological process (and certain patents, know-how, trade secrets and trade names) relating to the digestion of biodegradable waste, which technological process is called "Thermophilic Aerobic Digestion Process for Producing Animal Nutrients and other Digested Products", and which technological process is described in patent number US 5810903 and CDN patent application number 2184044 (such technological process together with the related trade secrets, know-how and trade names being hereinafter collectively referred to either as the "Process");

B. PEM has significant know-how concerning the design, construction, operation and maintenance of industrial process plants that utilize the Process, hereinafter referred to as "Plants". PEM also has know-how concerning the procurement and contracting for organic waste supplies for the Plants;

C. NEWCO intends to utilize the license referred to in Recital A and to construct and operate a Plant that uses the Process. NEWCO requires technical support for operating the Process and Plant;


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D.               PEM  wishes  to  provide  NEWCO  with  ongoing  technical  and operations  support  for  operating  the  Plant;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual exchange of promises as set out below the parties agree hereto as follows:

1.   DEFINITIONS

     Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

     "END PRODUCT PURCHASERS" means the legally contracted direct purchaser of products (feed or fertilizer base materials) from the Plant;

     "FORCE MAJEURE CAUSE" has the meaning as defined in Section 3.5.1 to this Agreement;

     "NEWCO" has the meaning as defined on the first page of this Agreement;

     "PROCESS" means the patented Thermo Master(TM) Process as described in Patent numbers US 5810903 and CDN Patent Application Number 2184044;

     "PERSONNEL MANUAL" means the manual setting out policies and procedures for the staff of the Plant, including matters specifically related to the Plant and its proper function and locally mandated policies or regulations related to the jurisdiction in which the Plant is located;

     "PLANT" means a plant designed and built for the recycling of organic waste into either animal feed or fertilizer ingredients to be constructed using TTTI's Process;

     "QUALITY ASSURANCE MANUAL" means a manual of information and procedures to be followed within the Plant to monitor and ensure the proper function of systems and the production of end product according to specified standards;

     "SERVICES" means services described in Section 2 of this Agreement;

     "WORK" means the scope of services, materials and other things provided by PEM to NEWCO under this Agreement.

2.   SCOPE OF WORK

2.1  Ongoing Operations Services

     2.1.1 Review Plant Operation Reports

          PEM will perform the following Work related to the review of plant operation reports:

          (a) Provide bi-weekly review of operating reports and quality control records for incoming and processed materials;


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          (b)  Monthly  reviews of accounts  to ensure the proper and  effective operation of the accounting system; and

          (c) Monthly reports to NEWCO on the Plant operations that highlight operational, administrative and financial performance of the Plant.

     2.1.2 Regular Plant Inspections

          PEM  will  perform  the  following   Work  related  to  regular  plant
          inspections:

          (a)  Visit to Plant on a monthly basis for onsite review;

          (b)  Inspect plant conditions and observe operation of the Plant;

          (c)  Review quality of incoming waste and outgoing product;

          (d)  Assess capability and knowledge of Plant staff; and

          (e)  Prepare report with findings of inspection and observations.

     2.1.3 Process Optimization

          PEM will assist NEWCO to optimize operating revenues and costs of operation, such assistance to include:

          (a)  Optimize Product Revenue

          (b)  Optimize Tipping Fee Revenue

          (c)  Optimize Utilities Costs

          (d)  Optimize Environmental Disposal Costs

          (e)  Optimize Labour Costs

          (f)  Optimize Off-spec Product Claims

     2.1.4 Process and Equipment Operation Problems

          PEM will provide the following services related to process and equipment operation problems:

          (a)  Trouble shooting assistance to Plant administrators;

          (b)  Trouble shooting assistance to Plant operators;

          (c) For minor problems, provide problem diagnosis and advice over the telephone; and


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          (d)  For major problems, provide onsite problem review and advice.

2.2  Engineering Assistance

     2.2.1 Process and Equipment Operation Problems

          PEM will provide the following services relating to process and equipment operation problems:

          (a)  Provide  technical  evaluation  of  problems,   including  onsite
               measurements and testing as required; and

          (b)  Prepare report on problems with recommendations for correction.

     2.2.2 Technical Assistance for Minor Plant Design Changes

          PEM  will  provide  the  following   services   related  to  technical
          assistance for minor plant design changes:

          (a)  Review suggested plant design changes with Plant;

          (b) Gather information on proposed changes and prepare technical report evaluating the changes proposed; and

          (c)  Assist Plant with engineering design for making the changes.

2.3  Training

     2.3.1 General Training

          PEM will provide the following services related to general training:

          (a)  Assess capability and knowledge of Plant staff;

          (b) Provide refresher training for plant supervisors, such refresher training to include, as required:

               -    How to supervise employees;

               -    Maintaining employee records;

               -    How to train employees;

               -    Plant process knowledge;

               -    Plant equipment operations knowledge;

               -    Biological process knowledge; and


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               -    Quality control practices.

          2.3.2 Operation Manuals

               PEM will provide the following services related to operation manuals:

          (a)  Review and recommend  changes to operating manuals for the Plant;
               and

          (b) Update process schematics and layout drawings for the Plant, as required.

2.4  Personnel Manual

     PEM will review and recommend changes to the Personnel Manual for Plant to suit local conditions.

2.5  Quality Assurance

     PEM will perform the following services related to quality assurance:

     2.5.1Perform routine (internal) audits and prepare reports on any quality assurance program undertaken in the Plant;

     2.5.2Review and recommend revisions to Plant's Quality Assurance Manual as required;

     2.5.3 Review correspondence and complaints from End Product Purchasers;

     2.5.4 Identify potential problem areas based on reports received; and

     2.5.5 Prepare recommendations for corrective action.

2.6  Review of Financial Performance

     PEM will perform the following services related to review of financial performance:

     2.6.1 Review of accounting and financial reports prepared by Plant;

     2.6.2Make  recommendations  concerning the  preparations  of these reports;
          and

     2.6.3Make recommendations concerning the administration and management of the Plant.

3.   PERFORMANCE OF THE WORK

     PEM will perform the Work in a workman like manner in accordance to the normal standards of skill and competence employed by management consultants, in the waste industry. The Work will be performed diligently and continuously with the required complement of competent personnel so as to achieve the required schedule for the Work.


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3.1  Reasonable Notice

     NEWCO will, as far as possible, provide adequate notice to PEM of any special requirements or schedules for Services or meetings at the Plant. Failure to provide adequate notice will be an acceptable reason for PEM not meeting NEWCO requirements.

3.2  Information Supplied to PEM

     PEM will be entitled to rely on information provided by NEWCO, unless the contrary is specifically stated in writing when such information is provided. Where NEWCO has information that is required by PEM for the Work, such information will be provided in a suitable form to PEM without undue delay.

3.3  Conflicts of Interest

     PEM, its agents, employees or Subconsultants will take all steps to ensure avoidance of all conflicts of interest between any of their individual interests and those of NEWCO.

3.4  Subconsultants

     3.4.1PERI is at liberty to employ  sub-consultants and any others necessary to discharge its obligations under this Agreement. PEM will be permitted to employ Local Subconsultants, including but not limited to engineers, accountants, operating specialists, training specialists, environmental consultants, security consultants and similar consultants.

     3.4.2PEM will  negotiate  and issue  subcontracts  for the  Subconsultants'
          services that include all necessary requirements for secrecy, protection of proprietary knowledge, insurance and other requirements specified by NEWCO.

3.5  Force Majeure

     3.5.1PEM's performance of any of the obligations hereunder, other than financial, may be delayed or suspended while, but only so long as PEM is prevented from performance by any cause, except lack of funds, beyond its reasonable control ("Force Majeure Cause"). For the purposes of this paragraph, a labour dispute is beyond the reasonable control of PEM if, in their judgement, settlement of the dispute would not be compatible with its best interests. PEM will immediately report to NEWCO any information relating to any labour demands, labour disputes, labour trends, pending or ongoing labour negotiations or any other problems that may affect the Work and its performance.

     3.5.2PEM will give NEWCO notice of any Force Majeure Cause within 24 hours after the occurrence of any Force Majeure Cause in respect of which PEM intends to claim entitlement to either a suspension in performance or delay in completion of any of the Work. PEM will promptly give notice to NEWCO on conclusion of the force majeure cause.


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3.6  Independent Contractor

     PEM is an independent Contractor with respect to all the Work. Notwithstanding NEWCO's rights of consent or approval as provided in this Agreement, PEM has the complete control, supervision and direction of the method and manner of obtaining the required results for any project or Work.

4.   COMPENSATION

4.1  Monthly Fee for Basic Services

     NEWCO will pay PEM a fixed monthly fee of $10,000.00 (TEN THOUSAND DOLLARS) for providing the Services.

4.2  Reimbursable Costs and Flat Rate Charges for Extra Work

     Where additional services are requested beyond PEM's normal scope of work, NEWCO will pay PEM for all such additional Services based on PEM's hourly rates and will pay PEM for all reimbursable costs and flat rate charges, including, but not limited to the following:

     4.2.1 Services by PEM Employees

          NEWCO will reimburse PEM as and when invoiced for:

          Technical and other services will be charged at:

          (a)  hourly calculated according to the following formula:

               Hourly Rate = Gross Annual Salary 2000 x 2

          (b) timesheets will be provided by PEM with PEM's invoices to substantiate the invoiced amounts and services provided;

     4.2.2 Services by PEM Contract Employees

          NEWCO will reimburse PEM as and when invoiced for:

          Where contract employees are employed by PEM for the Work and their normal place of work is in PEM's offices, PEM will invoice NEWCO for the services performed by the contract employees at a rate that is equivalent to the hourly rate charged for an existing staff member with similar qualifications and experience. If there are no similar staff members to draw a comparison against, contract employees will be charged out at the hourly rate paid to the contract employee by PEM plus a 30% mark-up.

          Timesheets will be provided with PEM's invoices to substantiate the invoiced amounts and services provided.


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     4.2.3 Reimbursable Subcontracts

          NEWCO will reimburse PEM as and when invoiced for:

          (a) The cost of Local Subconsultants and Specialist Subconsultants for feasibility studies and special technical advisory services;

          (b) The cost of graphic artists services, special photography, typesetting and advertising incidental to the Work;

          (c) In addition to the costs and flat rate charges for Subcontractors and Subconsultants, PEM shall be entitled to and paid a mark-up of 15% on such reimbursable costs and flat rate charges to compensate PEM for office services, administration, handling and carrying costs; and

          (d) Copies of invoices will be provided with PEM's invoices to substantiate the invoiced amounts and scope.

     4.2.4 Reimbursable Expenses

          NEWCO will pay PEM for all out of pocket costs for providing the extra work, including:

          (a) The cost of reproduction and delivery of information, drawings, specifications and other documents necessary for the feasibility studies, including but not limited to plans, drawings, specifications, contracts and purchase orders;

          (b) The expense of long distance telephone calls, telegrams and telex beyond the agreed monthly budget for these items;

          (c) The expense of reproduction and delivery of information, drawings, specifications and other documents necessary to the Project, and fees paid for securing approvals, permits or licenses from regulatory agencies having jurisdiction over the Project; and

          (d) The expense of transport, subsistence and lodging in connection with the Work beyond the agreed monthly budget for these items. Car expenses shall be charged at $0.35 per kilometre, and other means of travel at cost plus 15%.

     4.2.5 Other Reimbursable Items

          NEWCO will reimburse at the time of execution of the Agreement; PEM as and when invoiced for:


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          (a)  Charges levied by authorities  having  jurisdiction over the Work which were not reasonably foreseeable

          (b) Costs incurred due to emergencies affecting the safety of persons or property;

          (c) Legal costs incurred by PEM, arising out of the performance of the Agreement provided that such do not arise out of any negligence or failure to perform the Agreement in accordance with its provisions; and

          (d) All other costs reasonably incurred by PEM in the performance of the Work.

     4.2.6 Rates and Mark-up Charges

          (a) All reimbursable costs specified in the immediately preceding sections that are internal costs to PEM shall be reimbursed at the prevailing rates charge by other consultants in the same jurisdiction as PEM for such costs. Items for which there are no prevailing rates shall be reimbursed at a rate to reflect PEM's reasonable internal cost; and

          (b) In addition to the above reimbursable costs and flat rate charges, PEM shall be entitled to and paid a markup of 15% on such reimbursable costs and flat rate charges to compensate PEM for office services, administration, handling and carrying costs.

     4.2.7 Rate Adjustments

          Billing rates and in-house costs included in this section may, at PEM's option, be adjusted upward on an annual basis to reflect increases in the local Consumer Price Index as prepared by Statistics Canada.

5.   INVOICES AND PAYMENT

     5.1.1 PEM will submit invoices to NEWCO on a monthly basis.

     5.1.2 NEWCO will pay the invoices within 15 days of presentation by PEM.

     5.1.3Any amounts on the invoice that are disputed by NEWCO will be deducted from the invoice and the balance of undisputed charges will be paid promptly. NEWCO will promptly notify PEM of disputed items on the invoices within 7 days of receipt of the invoice. PEM will promptly adjust, correct or provide substantiation of the disputed items contained within the invoice.

     5.1.4If NEWCO does not make the required payment within 15 days, PEM will have the option of suspending all Work upon 5 days written notice from the date the invoice was received by NEWCO until payment is made or satisfactory arrangements for payment are provided and agreed upon to by PEM.


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     5.1.5NEWCO will pay PEM  interest on invoiced  amounts  that remain  unpaid after 15 days after receipt of the invoice in the case of undisputed items and 15 days after resolution of the dispute in the case of disputed items. Interest will not begin to accrue until the respective 15 day period has elapsed. Interest on the amount outstanding will be charged at a rate of 1.5% per month (18% per annum). Interest amounts will be invoiced on a monthly basis.

6.   TERM OF AGREEMENT

     The term of the Technical Services Agreement is five (5) years from the date of this Agreement. The Agreement can be extended for a further five
     (5) years by mutual consent of the Parties.

7.   TERMINATION

7.1  Termination by NEWCO with Cause

     If PEM is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction in a material way, or subject to the Agreement is otherwise in breach of a material provision of the Agreement, then NEWCO may, without prejudice to any right or remedy and after giving PEM 90 days written notice, during which period PEM fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, PEM will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides NEWCO with a schedule indicating the violation will be cured within a reasonable time. Termination by NEWCO in accordance with the foregoing will not affect any rights or remedies NEWCO would otherwise have under the Agreement or which may otherwise be available to NEWCO at law or in equity, including the right to recover damages, nor will any such action relieve PEM from any consequences or liabilities arising from its acts or omissions.

7.2  Termination by NEWCO without Cause

     7.2.1NEWCO may, without cause, terminate the Agreement upon 180 days' prior written notice to PEM.

     7.2.2In the event of termination of the Agreement with or without cause, PEM will be paid:

          (a) An amount equal to PEM's fee earned for all Work performed to the date of termination, as well as to such later date as may reasonably be required by the authorities having jurisdiction and by professional responsibilities of PEM to perform an orderly termination and winding up of the Agreement and the Project, plus all reimbursable costs reasonably incurred; and


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          (b)  PEM's  reasonable  demobilization  costs and  expenses,  plus any costs and expenses incurred by PEM in the cancellation of any contracts it has with its Subconsultants.

     7.2.3In the event of termination of the Agreement without cause, PEM will be paid:

          (a) 15% of the average yearly return PEM expects to earn over the term of the Agreement for a period of two years after Termination by NEWCO.

     7.2.4After  receipt of the  payments  referred to in  subsection  7.2.2 and
          7.2.3 of this Agreement, PEM will execute and deliver all such papers and take all such steps including, if requested, the legal assignment of its contractual rights, as NEWCO may reasonably require for the purpose of fully vesting in NEWCO the rights and benefits of PEM under such obligations or commitments

7.3  Termination by PEM with Cause

     7.3.1If NEWCO is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction, or fails to make payment to PEM when due, or is considered by PEM to be otherwise in breach of a material provision of the Agreement, then PEM may, without prejudice to any right or remedy and after giving NEWCO 90 days written notice, during which period NEWCO fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, NEWCO will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides PEM with a schedule acceptable to PEM indicating the violation will be cured within a reasonable time. Termination by PEM will not affect any of the rights or remedies of PEM under the Agreement or which may otherwise be available to PEM at law or in equity, including the right to recover damages, nor will any such action relieve NEWCO from any consequences or liabilities arising from its acts or omissions.

     7.3.2In addition to any other right of suspension or termination contained elsewhere in the Agreement, PEM in its sole discretion may suspend or terminate the Agreement in accordance with the following:

          (a) If PEM elects to suspend performance of the Work according to the requirements of subsection 5.1.4 and if NEWCO fails to make the payment within 7 days after the expiry of the notice period referred to in subsection 5.1.4, PEM may elect to immediately terminate the Agreement or continue to suspend the performance of the Work for such period of time as PEM may decide.


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          (b)  If NEWCO  requests that PEM perform any part of the Work contrary to the professional judgement of PEM or in a manner contrary to the professional judgement of PEM or the requirements of any authority having jurisdiction, PEM may terminate the Agreement immediately upon written notice to NEWCO.

          (c) If PEM encounters a conflict in interest in the performance of the Work, which cannot be resolved to the satisfaction of PEM, PEM may suspend the Work until such conflict is resolved or may terminate the Agreement after giving reasonable notice to NEWCO, not to exceed 30 days.

8.   INDEMNIFICATION

8.1 Subject to any limitations of liability in the Agreement, PEM will at its own cost and expense, including attorney fees, defend, indemnify and hold harmless the NEWCO and its agents and employees from and against the following:

     8.1.1all claims or liens of Subconsultants of PEM arising out of PEM's failure to pay its Subconsultants in accordance with its agreements with those Subconsultants, provided such failure is not caused by a failure of NEWCO to make payment to PEM;

     8.1.2all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of PEM's failure to comply with the Agreement;

     8.1.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of PEM or any of its officers, agents, employees, representatives, Subconsultants, or anyone directly or indirectly employed by any of them;

8.2 NEWCO will at its own cost and expense, (including attorney fees), defend, indemnify and hold harmless PEM, its agents and employees, from and against the following:

     8.2.1 all claims or liens of NEWCO's Consultants and Contractors;

     8.2.2all fines, penalties, assessments or other financial charges imposed by any governmental authority by reason of NEWCO's failure to comply with the Agreement;


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     8.2.3all claims,  damages,  losses and expenses,  including  attorney fees, arising out of or resulting from the performance of the Agreement or the construction of the Project, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the WORK itself);

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of NEWCO or any of its officers, agents, employees, representatives, Consultants, Contractors, Suppliers or anyone directly or indirectly employed by any of them;

     8.2.4all claims, damages, losses and expenses incurred as a result of a defect in title or ownership of the lands on which the Project is or is to be located; and

     8.2.5all  claims,   damages,   losses,   expenses,   fines,  penalties  and
          assessments, including but not limited to fines, penalties, assessments and other exactions imposed by any governmental authority and actual legal fees and disbursements, arising out of, relating to, resulting from or in any way connected with the actual, potential or alleged presence, release, escape or discharge of any Hazardous Substances on, in or under the Site howsoever caused and whether occurring prior to or after the date of the Agreement. Without limiting the generality of the foregoing, such indemnity extends to claims which arise or are alleged to arise out of the actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any Hazardous Substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter.

9.   INSURANCE

     9.1.1PEM will provide, maintain and pay for the insurance coverages specified in this Section 9. Unless specified otherwise in Section 9, the duration of each insurance policy shall be from the date of commencement of the Work until the termination of the Agreement.

     9.1.2PEM will be responsible for deductible amounts under the policies referred to in Section 9 of this Agreement.

9.2  Automobile Public Liability and Property Damage Insurance

     9.2.1PEM will provide Automobile Public Liability and Property Damage insurance coverage for all vehicles owned or leased, operated and/or licensed by the Contractor or its Subcontractors with a single combined limit of $5,000,000.00 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. PEM will provide NEWCO with not less than 15 days notice in writing in advance of cancellation, change or amendment restricting coverage.

9.3  General Comprehensive Liability Insurance

     9.3.1General Comprehensive Liability insurance coverage will be provided by
          PEM in the joint names of PEM and NEWCO, including insurance for non-owned automotive units used in performing the work. The value of the insurance, covering products and completed operations and contractual liability, will have a combined limit of not less than $5,000,000.00 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. The policy will have a property damage deductible not exceeding $2,500.00. The loss in the amount of the deductible will be PEM's responsibility. The insurance will be in effect from the time the work commences until the final completion date plus twelve (12) months thereafter for completed operations thereunder.

     9.3.2Policies mentioned in 9.3.1 above will be endorsed to provide NEWCO with not less than 30 days notice in writing in advance of any cancellation, and of change or amendment restricting coverage.

9.4  Workers Compensation

     9.4.1PEM will comply with the Workers Compensation Act or equivalent in the Province or State of the site and the rules and regulations of the local jurisdiction.

9.5  Certificates of Insurance

     9.5.1Before starting the Work, both PEM and NEWCO will provide certificates
          of  insurance  as  evidence   that  each  has  obtained  the  required
          insurance.

     9.5.2Before permitting any Subcontractors or Subconsultants to perform any of the Work, PEM will obtain certificates of insurance from each of the Subcontractors and Subconsultants as evidence that each has obtained the required insurance.

10.  DISPUTE RESOLUTION

10.1 If the parties are unable to resolve, by unanimous agreement, any matter arising out of or relating to the terms of the Agreement, or their interpretation, existence, validity, termination or breach, either party may submit the matter to the president of NEWCO and to the president of PEM for a final determination by them.

10.2 Provided that no other party is or may become involved in a dispute with either or both NEWCO and PEM related to the subject matter of the dispute, if the respective presidents of NEWCO and PEM fail to settle the dispute referred to them within thirty (30) days following its submittal to them, all such disputes arising out of or in connection with the Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, subject to the written agreement of the respective Presidents, may be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada or its successor, or if it is no longer in existence then a suitable arbitration centre located in Ontario, Canada (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the case will be administered by the Arbitration Centre in accordance with its procedures for cases under its rules. The Place of Arbitration will be Toronto, Ontario, Canada.

     10.2.1 The award rendered by the arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

     10.2.2 If either party becomes involved in litigation with another party which involves the same disputes or the same factual or legal issues as the dispute(s) between NEWCO and PEM, either NEWCO or PEM may apply to the arbitrator or a court of competent jurisdiction for a stay of any arbitration proceedings then in process, and the arbitrator or court may, if it considers it to be just and convenient to do so, order a stay of the arbitration pending the outcome of the litigation.

11.  GENERAL PROVISIONS

11.1 Time shall be of the essence of this Agreement.

11.2 The section headings are for the purpose of convenience of reference only and shall not be construed as interpretation of the text.

11.3 Except as contemplated herein, this Agreement contains the whole agreement between the parties hereto in respect of the construction of the Thermo Master Plant and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

11.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.5 Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as follows:

            Hamilton  Bio  Conversion  Inc.
            2380  Brampton  Street,  Hamilton,  Ontario  V6V  2K7

            Attention:     The  President


            Planet  Earth  Management  Inc.
            54  Mill  Street  West
            Milverton,  Ontario
            N0K  1M0

            Attention:     Perry  Smith
                 (President)

            Telephone:     (519)  595-4993
            Facsimile:     (519)  595-8770

11.6 Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change it address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

11.7 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute on and the same agreement.

11.8 No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

11.9 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario, Canada and each of the parties hereto attorns to the jurisdiction of the Courts of the Province of Ontario, Canada.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

PLANET  EARTH  MANAGEMENT  INC.

/S/  Perry  Smith
----------------------------------
Authorized  Signatory


HAMILTON  BIO  CONVERSION  INC.

/S/  Edwin  Kroeker
----------------------------------
Authorized  Signatory

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